Exhibit 99.n(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (“Registration Statement”) of our report dated November 25, 2003, relating to the financial highlights of H&Q Life Sciences Investors (the “Fund”) for each of the three years in the period ended September 30, 2003, which appear in such Registration Statement.  We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 10, 2006